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                                                                   EXHIBIT 4(b)

              INCORPORATED UNDER THE LAWS OF THE STATE OF MICHIGAN

     NUMBER                     FIRST MANISTIQUE                     SHARES
   FM                             CORPORATION

  COMMON STOCK                                                    COMMON STOCK


  THIS CERTIFIES THAT







   is the registered holder of

           FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK,
                         $0.00 PAR VALUE PER SHARE, OF
                          FIRST MANISTIQUE CORPORATION

Manistique, Michigan (the "Corporation"), incorporated under the laws of the State of Michigan.
   The shares evidenced by this Certificate are transferable only on the stock transfer books of the Corporation by the holder hereof, in person or by duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This security is not a deposit or account and is non federaly insured or guaranteed.
   This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
   IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile and seal to be affixed hereto.

Dated:


                [FIRST MANISTIQUE CORPORATION CORPORATE SEAL]
   Fred LaMuth                  MICHIGAN                      Ronald G. Ford
    Secretary                                                   President


                                       COUNTERSIGNED AND REGISTERED:
                                             REGISTRAR AND TRANSFER COMPANY,
                                                           CRANFORD, NEW JERSEY
                                                   TRANSFER AGENT AND REGISTRAR


                                       BY:
                                                           AUTHORIZED SIGNATURE